FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (this “Amendment”) to the Distribution Agreement dated as of September 30, 2021, as novated (the “Agreement”), is made by U.S. Global Investors Funds (the “Client”) and Foreside Fund Services, LLC (“Foreside” and, together with the Client, the “Parties”), with an effective date of August 31, 2023 ( the “Effective Date”).

WHEREAS, Foreside and the Client (the “Parties”) desire to amend Appendix A of the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the removal of China Region Fund and Emerging Europe Fund.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

U.S. GLOBAL INVESTORS FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Zachary Tackett	By:	/s/ Teresa Cowan
Name:	Zachary Tackett		Teresa Cowan
Title:	President		President

DISTRIBUTION AGREEMENT

APPENDIX A

Effective as of August 31, 2023

FUNDS

Global Resources Fund

Gold and Precious Metals Fund

World Precious Minerals Fund

Global Luxury Goods Fund

Near-Term Tax Free Fund

U.S. Government Securities Ultra-Short Bond Fund

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